PricewaterhouseCoopers LLP
125 High Street
Boston, MA 02110-1707
Telephone (617) 530 5000
Facsimile (617) 530 5001


Report of Independent Registered
Public Accounting Firm

To the Trustees of DWS
Institutional Funds and the
Shareholders of DWS Inflation
Protected Plus Fund:

In planning and performing our
audit of the financial statements
of DWS Inflation Protected Plus
Fund
(formerly Scudder Inflation
Protected Plus Fund) (the "Fund"),
as of and for the year ended
September 30,
2006, in accordance with the
standards of the Public Company
Accounting Oversight Board (United
States), we considered the Fund's
internal control over financial
reporting, including control
activities for
safeguarding securities, as a
basis for designing our auditing
procedures for the purpose of
expressing
our opinion on the financial
statements and to comply with the
requirements of Form N-SAR, but
not for
the purpose of expressing an
opinion on the effectiveness of
the Fund's internal control over
financial
reporting.  Accordingly, we
express no such opinion.

The management of the Fund is
responsible for establishing and
maintaining effective internal
control over
financial reporting.  In
fulfilling this responsibility,
estimates and judgments by
management are required to
assess the expected benefits and
related costs of controls.  A
fund's internal control over
financial
reporting is a process designed to
provide reasonable assurance
regarding the reliability of
financial
reporting and the preparation of
financial statements for external
purposes in accordance with
generally
accepted accounting principles.
Such internal control over
financial reporting includes
policies and
procedures that provide reasonable
assurance regarding prevention or
timely detection of unauthorized
acquisition, use or disposition of
a fund's assets that could have a
material effect on the financial
statements.

Because of its inherent
limitations, internal control over
financial reporting may not
prevent or detect
misstatements. Also, projections
of any evaluation of effectiveness
to future periods are subject to
the risk
that controls may become
inadequate because of changes in
conditions, or that the degree of
compliance
with the policies or procedures
may deteriorate.

A control deficiency exists when
the design or operation of a
control does not allow management
or
employees, in the normal course of
performing their assigned
functions, to prevent or detect
misstatements on a timely basis. A
significant deficiency is a
control deficiency, or combination
of control
deficiencies, that adversely
affects the Fund's ability to
initiate, authorize, record,
process or report
external financial data reliably
in accordance with generally
accepted accounting principles
such that there
is more than a remote likelihood
that a misstatement of the Fund's
annual or interim financial
statements
that is more than inconsequential
will not be prevented or detected.
A material weakness is a control
deficiency, or combination of
control deficiencies, that results
in more than a remote likelihood
that a
material misstatement of the
annual or interim financial
statements will not be prevented
or detected.

Our consideration of the Fund's
internal control over financial
reporting was for the limited
purpose
described in the first paragraph
and would not necessarily disclose
all deficiencies in internal
control over
financial reporting that might be
significant deficiencies or
material weaknesses under
standards
established by the Public Company
Accounting Oversight Board (United
States).  However, we noted no
deficiencies in the Fund's
internal control over financial
reporting and its operation,
including controls for
safeguarding securities, that we
consider to be material weaknesses
as defined above as of September
30, 2006.

This report is intended solely for
the information and use of the
Trustees, management, and the
Securities
and Exchange Commission and is not
intended to be and should not be
used by anyone other than these
specified parties.


November 27, 2006